UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

ENVIVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35205	94-3353255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 325 South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)

(650) 243-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2013, Envivio, Inc. (the “Company”) announced the appointment of Ira Goldfarb as the Company’s Senior Vice President of Global Sales and Services. Pursuant to the terms of Mr. Goldfarb’s offer letter, Mr. Goldfarb will be entitled to receive an annual base salary of $250,000 and will be eligible to receive a bonus up to $250,000 pursuant to the terms of the Company’s executive bonus plan. Mr. Goldfarb will also receive options to purchase 250,000 shares of the Company’s common stock. Such options will vest as to 25% of shares on the first anniversary of Mr. Goldfarb’s employment, with the remainder vesting in equal monthly installments over the following three years.

The Company also entered into a change of control severance agreement with Mr. Goldfarb, effective January 28, 2013, pursuant to which the vesting and, if applicable, exercisability of Mr. Goldfarb’s outstanding equity awards will be accelerated immediately prior to a change of control with respect to 25% of the total number of the remaining unvested shares subject to the award. If Mr. Goldfarb’s employment terminates as a result of an involuntary termination on or at any time within 18 months after a change of control, Mr. Goldfarb will be entitled to a lump sum payment in the amount of 12 months of his annual base salary plus one times Mr. Goldfarb’s target annual bonus for the year in which his termination occurs. Mr. Goldfarb will also be entitled to any earned but unpaid annual bonus for any annual bonus period which had ended prior to his termination date as well as the acceleration of the vesting of all of his outstanding equity awards. In addition, if Mr. Goldfarb elects and pays to continue health insurance under COBRA, the Company will reimburse Mr. Goldfarb on a monthly basis an amount equal to the monthly amount the Company was paying as the employer-portion of premium contributions for health coverage for Mr. Goldfarb and his eligible dependents, until the earlier of (i) the end of the 12-month period following his termination date and (ii) the date Mr. Goldfarb or his eligible dependents loses eligibility for COBRA continuation coverage. The foregoing description of the terms of the change of control severance agreement is qualified in its entirety by reference to the agreement, a copy of which is included hereto as Exhibit 10.1 and incorporated herein.

Prior to joining the Company, Mr. Goldfarb, 55, served as the Executive Vice President of Worldwide Sales and Service of Seachange International Inc., a multi-screen video software company, from October 2010 to August 2012. Previously, Mr. Goldfarb served in a variety of positions at Seachange International Inc., including Senior Vice President, Worldwide Sales from August 2003 to October 2010, Vice President, Worldwide Sales from January 1998 to October 2010 and Vice President, U.S. Systems Sales from August 1997 to January 1998. Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

Item 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Change of Control Severance Agreement by and between Ira Goldfarb and Envivio, Inc. effective January 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2013

ENVIVIO, INC.

By	/S/ JULIEN SIGNÈS
Julien Signès President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Severance Agreement by and between Ira Goldfarb and Envivio, Inc. effective January 28, 2013.